# SUBSCRIPTION AGREEMENT

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## COVER SHEET TO SUBSCRIPTION AGREEMENT WITH SUBSCRIPTION INSTRUCTIONS

Enclosed are the documents to subscribe for the Class A Ordinary Shares, US$0.1 par value per share (the "Offered Securities") of Chdgai Commodities Limited, a Cayman Island exempted corporation (the "Company"). Set forth herein are instructions for the execution of the enclosed documents.

## 1. Instructions

Each person subscribing for the Offered Securities should comply with the following instructions:

- **Wire Instructions**: The wire instructions for payment of the Offered Securities are attached as Exhibit A. Alternatively, you may pay the subscription price by enclosing a bank check for the full subscription price payable to the Company with the executed copies of your Subscription Agreement, as described below.
- **Subscription Agreement**: Two copies of the Subscription Agreement [, together with [list any other required questionnaires, certification, or documentation]], must be completed, executed, and delivered to the Company at the address set forth below. The Company will execute both copies of the Subscription Agreement and return one copy to you for your records. Before delivering the executed copies of the Subscription Agreement, please e-mail or fax one copy of the completed Subscription Agreement [and [list any other required documents]] to the Company. Once you have been notified that the review of your subscription documents has been completed, you should deliver the executed copies of all documents, as instructed above.

**Chdgai Commodities Limited**

[ADDRESS]:Unit 7-1, Flat A, 3/f, Chevalier Industrial Building,

43-45 Beech Street, Tai Kok Tsui, Kowloon,Hong Kong

E-mail: [justin@chgdai.com]

Attention: [YANG HAICHUN]

The Company has the right to accept or reject your subscription, in whole or in part, in its sole discretion.

# SUBSCRIPTION AGREEMENT

**THIS SUBSCRIPTION AGREEMENT (THE "SUBSCRIPTION AGREEMENT") RELATES TO AN OFFERING OF SECURITIES IN OFFSHORE TRANSACTIONS TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). PRIOR TO EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT, COMMENCING ON THE LATER OF THE DATE THE SECURITIES WERE FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS AND THE DATE OF CLOSING), THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S).**

**THE SECURITIES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OR ANY U.S. STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS (OTHER THAN DISTRIBUTORS) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN EACH CASE IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.**

## SUBSCRIPTION AGREEMENT (for Non-U.S. Persons under Regulation S)

**Chdgai Commodities Limited**

Unit 7-1, Flat A, 3/f, Chevalier Industrial Building,

43-45 Beech Street, Tai Kok Tsui, Kowloon,

Hong Kong

Phone number: +852 60686572

Ladies and Gentlemen:

Chdgai Commodities Limited, a Cayman Island exempted corporation (the "Company") is offering up to [NUMBER OF SHARES] of its Class A Ordinary Shares, US$0.1 par value per share (the "Offered Securities") on an exempt private placement basis outside of the United

States to non-U.S. persons (as such term is defined in Rule 902(k) of Regulation S) (the "Offering") in reliance on Rule 903 of Regulation S.

# 1. Subscription

a) Pursuant to and in accordance with the terms and conditions of this Subscription Agreement, Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company, and the Company, on the basis of the representations and warranties set forth herein, subject to its right in its sole discretion to accept or reject this subscription, in whole or in part, agrees to sell to Subscriber17,0000shares of the Offered Securities (the "Subscribed Securities") at a price ofUS $[0.1] [per share].

b) Unless otherwise provided, all dollar amounts referred to in this Subscription Agreement are in lawful money of the United States of America.

# 2. Payment

Simultaneously with delivery by Subscriber of the documents described in Section 3, Subscriber will make payment in full for the Subscribed Securities by wire transfer of [immediately available/next day] funds in U.S. dollars or by bank check , or by such other payment methods as may be agreed between the Company and Subscriber (in each case, the"Subscription Proceeds") in the amount set forth on the signature page of this Subscription Agreement, in accordance with the instructions provided on the Cover Sheet accompanying this Subscription Agreement, directly to the Company.

# 3. Documents Required from Subscriber

a) Subscriber will, simultaneously with delivery of the Subscription Proceeds, as provided in Section 2 above, return to the Company one completed and executed copy of this Subscription Agreement, No-Underwriter Representation Letter, Regulation S Compliance Questionnaire, IRS Form W-8BEN / W-8BEN-E, and any other documentation that the Company has requested from Subscriber.

b) Subscriber shall complete, sign and return to the Company as soon as possible, any other documents, questionnaires, notices, and undertakings as the Company may reasonably request in connection with Subscriber's subscription for the Subscribed Securities.

# 4. Acceptance of Subscription; Return of Subscription Proceeds

Subscriber acknowledges and agrees that the Company may, in its sole discretion for any reason or no reason, accept or reject this subscription in whole or in part, and that this subscription will be deemed accepted by the Company only when this Subscription Agreement is countersigned by an authorized officer of the Company and delivered to Subscriber. If this subscription is not accepted by the Company, this Subscription Agreement and any other documents delivered in connection herewith will be returned to Subscriber by the Company at the address of Subscriber as set forth in this Subscription Agreement, and any Subscription Proceeds shall be returned to Subscriber by the Company, without interest or deduction, in accordance with the payment information provided by Subscriber.

# 5. Closing

The consummation of the purchase and sale of the Offered Securities (the "Closing") shall take place at Unit 7-1, Flat A, 3/f, Chevalier Industrial Building,43-45 Beech Street, Tai Kok Tsui, Kowloon, Hong Kong at [ March 23, 2026 ], or on such other date, time, and place as the Company may designate by notice to Subscriber (the "Closing Date").

a) At the Closing, the Company will apply the Subscription Proceeds received from Subscriber toward the purchase of the Subscribed Securities.

b) Upon receipt of the Subscription Proceeds, the Company will deliver the Subscribed Securities to Subscriber.

c) Subscriber acknowledges that the Offered Securities may be issued to other subscribers under the Offering before or after the Closing Date.

# 6. Representations, Warranties, and Covenants of Subscriber

Subscriber hereby represents and warrants to, and covenants with, the Company (which representations, warranties, and covenants shall survive the closing of the Offering), and acknowledges that the Company is relying thereon, that:

a) Subscriber is not a U.S. person, as defined in Rule 902 of Regulation S, and is not acquiring such securities for the account or benefit of any U.S. person.

b) Subscriber acknowledges the Company may offer the Offered Securities only to persons outside the United States and either (1) at the time any buy order is originated, the buyer must be outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer is outside the United States; or (2) the transaction is executed in, on or through a physical trading floor of an established foreign securities exchange that is located outside the United States. Accordingly, Subscriber was located outside of the United States when receiving and executing this Subscription Agreement, and Subscriber has not received an offer to purchase the Offered Securities inside the United States and will not originate a buy order for the Offered Securities inside the United States.

c) Subscriber has not received, and is not aware of, any advertisement in a publication with a general circulation in the United States (as defined in Rule 902 of Regulation S) that refers to the Offering or the offer or sale of the Offered Securities. Subscriber acknowledges that it is not acquiring the Offered Securities as a result of any "directed selling efforts" (as defined in Rule 902 of Regulation S) in the United States in respect of any of the Offered Securities.

d) Subscriber understands that the Offered Securities are being offered and sold in reliance on the safe harbor of Regulation S under the Securities Act and any applicable state securities laws, and that the Company is relying, in part, on the truth and accuracy of, and Subscriber's compliance with, the representations, warranties, and covenants set forth herein to determine the availability of the safe harbor to the Company and the eligibility of Subscriber to acquire the Offered Securities.

e) The Subscriber acknowledges and agrees that the Securities have not been registered under the U.S. Securities Act and are being offered in an 'offshore transaction' pursuant to Regulation S. The Subscriber represents and warrants that it will not, during the 40-day distribution compliance period (commencing on the later of the date the Securities were first offered to persons other than distributors and the date of the closing of this offering), offer, sell, pledge, or otherwise transfer the Securities in the United States or to, or for the account or benefit of, a 'U.S. person' (as defined in

Regulation S), except in accordance with an available exemption from registration under the Securities Act.

e) Subscriber agrees that:

  i. it will not resell or offer to resell the Subscribed Securities, or any portion thereof, except in accordance with the terms of this Subscription Agreement and in accordance with Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration under the Securities Act and otherwise in compliance with all applicable securities laws;

  ii. it will not engage in hedging transactions with regard to the Offered Securities, except in compliance with the Securities Act;

  iii. the Offered Securities will bear the following legend: " THIS SUBSCRIPTION AGREEMENT (THE "SUBSCRIPTION AGREEMENT") RELATES TO AN OFFERING OF SECURITIES IN OFFSHORE TRANSACTIONS TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). PRIOR TO EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT, COMMENCING ON THE LATER OF THE DATE THE SECURITIES WERE FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS AND THE DATE OF CLOSING), THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S).

  iv. THE SECURITIES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OR ANY U.S. STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS (OTHER THAN DISTRIBUTORS) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN EACH CASE IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.prior to Subscriber engaging in any resale of the Offered Securities, or any portion thereof (other than pursuant to an effective registration statement), or any hedging transaction, Subscriber shall provide the Company with an opinion of counsel reasonably acceptable to the Company in its sole discretion and in a form reasonably acceptable to the Company in its sole discretion, that any such proposed sale or hedging transaction is in compliance with the Securities Act or an exemption therefrom; and

  v. the Company will not be required to give effect to any transfer or attempted transfer of the Offered Securities, and will not do so, except in accordance with the foregoing restrictions.

f) Subscriber has received and carefully read this Subscription Agreement, including any exhibits appended thereto. Subscriber has received no written or oral

representations or information from the Company or any other person in making its investment decision other than as contained in this Subscription Agreement.

g) Subscriber has the legal capacity and competence to enter and execute this Subscription Agreement and to take all actions required pursuant hereto. If Subscriber is a corporation, partnership, limited liability company, or other entity, (1) it is duly incorporated or formed and validly subsisting under the laws of its jurisdiction of incorporation, (2) it has duly authorized, executed, and delivered this Subscription Agreement, (3) this Subscription Agreement, when duly accepted by the Company, will constitute a legal and binding obligation of Subscriber, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, and other laws affecting enforcement of creditors' rights generally, and equitable principles, and (4) the execution and delivery of this Subscription Agreement by Subscriber, and the performance of its obligations thereunder, will not (i) violate its organizational documents or any law, regulation, or court order applicable to it, or (ii) breach, or constitute a default under, any agreement to which it is a party.

h) Subscriber can bear the risks of an investment in the Offered Securities and can afford the loss of its entire investment in the Offered Securities. Subscriber has such knowledge and experience in financial, investment and business matters to be capable of evaluating the merits and risks of the prospective investment. Subscriber has consulted with such attorney(s), accountant(s), or other adviser(s) as Subscriber has deemed appropriate to assist it in evaluating an investment in the Offered Securities.

i) Subscriber acknowledges that the information contained in this Subscription Agreement and in all related and ancillary documents provided to Subscriber for the Offering may constitute material nonpublic information, and agrees to keep all such information confidential (except for any disclosure to Subscriber's counsel, accountants, and investment representatives, if any, for the purpose of evaluating an investment in the Offered Securities), and will not reproduce or disclose any such information to any other person, or use such information for any purpose other than an investment in the Offered Securities, except as required by law or order of a court of competent jurisdiction or regulatory agency or authority.

j) Subscriber understands and acknowledges that because it is purchasing the Offered Securities in an offering intended to be exempt from registration under the Securities Act, certain protections, rights, and remedies applicable to investors participating in registered offerings may not be available to it.

k) Subscriber acknowledges that the Offered Securities will be "restricted securities," as defined in Rule 144 under the Securities Act and have not been and will not be registered under the Securities Act, and the Company has no intention or obligation to register any Offered Securities under the Securities Act or any applicable state securities laws, or to take any action so as to otherwise facilitate offers and sales of the Offered Securities by Subscriber (including pursuant to Rule 144 under the Securities Act). Subscriber acknowledges and agrees that unless registered under the Securities Act, the Offered Securities may be sold or otherwise transferred only pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in each case in accordance with applicable laws of any state or other jurisdiction.

l) Subscriber acknowledges and understands that no agency, governmental authority, securities commission or similar regulatory body, stock exchange, or other entity, including the U.S. Securities and Exchange Commission or any state securities agency, has reviewed, passed on, or made any finding or determination as to the merits of an investment in the Offered Securities, nor has any such agency or governmental

authority made any recommendation or endorsement with respect to the Offered Securities.

m) Subscriber understands that there may be material tax consequences to it of acquiring, holding, or disposing of the Offered Securities, and that the Company gives no opinion and makes no representation with respect to the consequences to Subscriber under any U.S. federal, state, or local tax law, or under any applicable non-U.S. tax law, of the acquisition, holding, or disposition of the Offered Securities, and Subscriber acknowledges that it is solely responsible for determining the tax consequences of an investment in the Offered Securities.

n) Subscriber acknowledges and understands that there are risks associated with an investment in the Offered Securities, and that Subscriber could incur the loss of its entire investment in the Offered Securities.

o) Subscriber acknowledges and understands that the precise nature of the Company's operations, use of proceeds of the Offering, capital needs, and other factors inherent in the Company's business can be expected to change from time to time.

p) Subscriber will, if required by applicable securities legislation, regulations, rules, policies, or orders, or by any securities commission, stock exchange, or other regulatory authority, execute, deliver, file, and otherwise assist the Company in filing, such reports, undertakings, and other documents with respect to the issuance of the Offered Securities.

q) Subscriber certifies that each of the foregoing representations and warranties set forth in this Section 6 is true as of the date hereof and will be deemed to be reaffirmed and confirmed on the Closing Date, and shall survive the Closing of the Offering.

# 7. Representations, Warranties, and Covenants of the Company

The Company hereby represents and warrants and covenants to Subscriber that:

a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands. The Company has all necessary corporate power to own, lease, use, and operate its properties and to carry on its business as now being conducted and presently proposed to be conducted. The Company and each of its subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its ownership or leasing of assets, or the conduct of its business, makes such qualification necessary.

b) the Company has the corporate power to execute, deliver, and perform its obligations under this Subscription Agreement. The Company has duly authorized the execution and delivery of this Subscription Agreement and the issuance and delivery of the Offered Securities hereunder and, upon acceptance of Subscriber's subscription by delivery of a duly executed copy hereof to Subscriber, this Subscription Agreement will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement may be limited by insolvency and similar laws affecting the enforcement of creditors' rights generally and the effect of rules of law governing equitable remedies.

# 8. Indemnification

Subscriber acknowledges that the Offered Securities are being offered to Subscriber in reliance upon Subscriber's representations, warranties, and covenants in this Subscription

Agreement, and that the availability to the Company of exemptions under applicable securities laws for the sale of the Offered Securities in the Offering depends, in part, on the truthfulness and accuracy of the representations made by Subscriber and the information provided by Subscriber to the Company. Accordingly, Subscriber agrees, to the maximum extent permitted by applicable law, to indemnify and hold harmless the Company, its officers, directors, and affiliates against any damage, loss, expense, or cost, including reasonable attorneys' fees, that they may incur resulting from any breach of any representation, warranty, or covenant of Subscriber, or from any inaccurate or incomplete information provided by Subscriber, in this Subscription Agreement and other documents.

# 9. Conditions to Closing

a) The obligations of the Company to issue and sell the Offered Securities to Subscriber under this Subscription Agreement are subject to the representations and warranties of Subscriber in Section 6 of this Subscription Agreement being true and correct as of the Closing in all respects with the same effect as if made on the Closing Date.

b) The obligations of Subscriber to purchase and pay for the Offered Securities under this Subscription Agreement are subject to the representations and warranties of the Company in Section 7 of this Subscription Agreement being true and correct as of the Closing in all respects with the same effect as if made on the Closing Date.

# 10. No Revocation; Binding Effect

The obligations of Subscriber hereunder are irrevocable. This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto, and their heirs, executors, administrators, successors, and permitted assigns. If Subscriber comprises more than one person, the obligations of such persons shall be joint and several.

# 11. Termination of Agreement

Subscriber acknowledges that the Company has the right in its sole and absolute discretion to abandon the Offering at any time before the Closing. If the Company abandons the Offering, it shall, as promptly as practicable, to Subscriber, without interest or deduction, all Subscription Proceeds remitted by Subscriber, and this Subscription Agreement shall terminate and be of no further force and effect, and no party shall have any rights against any other party hereunder.

# 12. Counterparts

This Subscription Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed to be an original, and all of which together will be deemed to be one and the same agreement.

# 13. Assignment

This Subscription Agreement, and the rights, obligations, and interests hereunder, may not be assigned by any party hereto without the prior written consent of the other party. Any such assignment or attempted assignment shall be null and void *ab initio*.

# 14. Severability

Each provision of this Subscription Agreement is intended to be severable. If any term or provision hereof is held by a court of law to violate any applicable local, state, or federal ordinance, statute, administrative or judicial decision, or public policy, and if such court should declare such provision of this Subscription Agreement to be illegal, invalid, unlawful, void, voidable, or unenforceable as written, then such provision shall be given full force and effect to the fullest extent that is legal, valid and enforceable, the remainder of this Subscription Agreement shall be construed as if such illegal, invalid, unlawful, void, voidable or unenforceable provision was not contained herein, and the rights, obligations and interests of the parties under the remainder of this Subscription Agreement shall continue in full force and effect. If any provision is held to be unenforceable, the court making such determination shall have the power to, and shall, modify such provision to the minimum extent necessary to make such provision, as so modified, enforceable, and such provision shall then be applicable in such modified form.

## 15. Notices

All notices or other communications given or made hereunder shall be in writing and shall be mailed by registered or certified mail, return receipt requested, postage prepaid, to Subscriber at the address set forth below and to the Company at Unit 7-1, Flat A, 3/f, Chevalier Industrial Building, 43-45 Beech Street, Tai Kok Tsui, Kowloon, Hong Kong.

## 16. Amendment

This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

## 17. Survival

The provisions of this Subscription Agreement shall survive the Closing of the Offering.

## 18. Governing Law

This Subscription Agreement shall be governed by and construed in accordance with the domestic laws of the Cayman Islands, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the Cayman Islands.

## 19. Submission to Jurisdiction

Subscriber hereby irrevocably submits to the exclusive jurisdiction of the Cayman Islands with respect to any suit, action, or other proceeding relating to the Offering of the Offered Securities.

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# SIGNATURE PAGE

IN WITNESS WHEREOF, subject to acceptance by the Company, Subscriber has executed this Subscription Agreement on March 23, 2026.

**Name (full legal name of Subscriber):** [redacted]

**Address of Subscriber:** [redacted]

**Telephone Number of Subscriber:** [redacted]

**E-mail Address of Subscriber:** [redacted]

**Number of Offered Securities Subscribed:** 170,000

**Purchase Price Per Offered Security:** US$0.1

**Total Subscription Amount:** US$17,000

**Natural Persons:**

____________________[redacted]__________

(signature)

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**Acceptance:**

**ACCEPTED as of March 23, 2026.**

**Chdgai Commodities Limited**

By:

Name: YANG HAICHUN

Title: CEO

**Accepted Subscribed Shares:** 170,000

**Accepted Subscription Amount:** US$17,000

__________________[redacted]__________________

(signature)

# Exhibit A - Wire Instructions

Account Name:FUERMOSHA(HK) CO.,LIMITED

Account number [redacted]

Bank Name :The Bank of East Asia,Limited

Local Bank Code:15

SWIFT CODE :BEASHKHH

Bank Address :10 Des Voeux Road,Central,Hong Kong

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